                                                                     EXHIBIT 4.5




                                       WARRANT


                             To Purchase Ordinary Shares

                                          of

                          ACCENT SOFTWARE INTERNATIONAL LTD.


                          a corporation organized under the
                             laws of the State of Israel

                                  TABLE OF CONTENTS


SECTION                                                                PAGE

1.   Warrant Agent.....................................................  1

2.   Exercise Period...................................................  1

3.   Countersignature and Registration.................................  2

4.   Transfers and Exchanges...........................................  2

5.   Exercise of Warrants; Registration Rights.........................  3

6.   Payment of Taxes..................................................  4

7.   Mutilated or Missing Warrants.....................................  4

8.   Reservation of Ordinary Shares....................................  4

9.   Warrant Price; Adjustments........................................  5

10.  Fractional Interest...............................................  9

11.  Notices to Warrantholders.........................................  9

12.  Office of the Company............................................. 10

13.  Restrictions or Transferability................................... 10

14.  Identity of Transfer Agent........................................ 11

15.  Notices........................................................... 12

16.  Supplements and Amendments........................................ 12

17.  Governing Law..................................................... 13

18.  Benefits of This Agreement........................................ 13

19.  Successors........................................................ 13

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


No. of Ordinary Shares: 180,000

                                       WARRANT

                            To Purchase Ordinary Shares of

                          ACCENT SOFTWARE INTERNATIONAL LTD.


         THIS IS TO CERTIFY THAT IMR FUND, L.P. ("IMR") or its registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from ACCENT SOFTWARE INTERNATIONAL LTD., a corporation organized under the laws of the State of Israel (the "Company"), 180,000 Ordinary Shares (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $______ per share (subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

         WHEREAS, IMR has loaned the Company an aggregate of $1,500,000 and in connection therewith the Company has agreed to grant to IMR a Warrant (the "Warrant") to purchase 180,000 Ordinary Shares, nominal value NIS .01 per share, of the Company (hereinafter, together with the stock of any other class to which such shares may hereafter have been changed, called "Ordinary Shares");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1. WARRANT AGENT. The Company, until the appointment of a successor satisfactory to the holders of the Warrant, will act as warrant agent for the Warrants.

         Section 2. EXERCISE PERIOD. The Warrant entitles the registered holder thereof to purchase 180,000 Ordinary Shares from any time commencing on the date hereof until 5:00 p.m. Eastern time, on _________ __, ____ (the "Warrant Exercise Period"). The warrant price and the number of Ordinary Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the issuance either upon initial issuance or upon transfer or exchange.

         In the event the aforesaid expiration dates of the Warrants fall on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market is closed, then the Warrants shall expire at 5:00 p.m. Eastern time on the next succeeding business day.

         Section 3. COUNTERSIGNATURE AND REGISTRATION. The Company shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Company (or by any successor to the Company then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may, however, be so countersigned by the Company (or by its successor as warrant agent) and be delivered by the Company, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

         Section 4. TRANSFERS AND EXCHANGES. If permitted by the provisions of Section 13, the Company shall transfer, from time to time, any outstanding Warrant upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by a written assignment of such Warrant substantially in the form of Exhibit B hereto duly executed by the holders of the Warrant or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Company. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of Ordinary Shares.

         Section 5. EXERCISE OF WARRANTS; REGISTRATION RIGHTS. Subject to the provisions of this Warrant, each registered holder of a Warrant shall have the right, which may be exercised commencing at the opening of business on the first day of the Warrant Exercise Period, to purchase from the Company (and the Company shall issue and sell to such registered holder of a Warrant) the number of fully paid and non-assessable Ordinary Shares specified in such Warrant upon surrender of such Warrant to the Company at the office of the Company, with the subscription form appearing at the end of this Warrant as Exhibit A duly filled in and signed, and upon payment to the Company of the warrant price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of Ordinary Shares in respect of which such Warrants are then exercised. Payment of such warrant price shall be made in cash or by certified check or bank draft to the order of the Company. Subject to Section 6, upon such surrender of Warrants and payment of the warrant price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full Ordinary Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Ordinary Shares as of the date of the surrender of such Warrants and payment of the warrant price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the Ordinary Shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued to the registered holder for the remaining number of Ordinary Shares specified in the Warrant so surrendered, and the Company will countersign and deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement. Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the Ordinary Shares issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company shall use its best efforts to have all shares so registered or qualified on or before the date on which the Warrants become exercisable.

         Upon the request of the holders of the Warrants the Company will register the Ordinary Shares issuable upon exercise of the Warrants on a registration statement filed with the Securities and Exchange Commission, which, to the extent available, shall be on Form S-3 and the Company will pay all expenses of such registration.

         Section 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Ordinary Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any Ordinary Share certificates in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Ordinary Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that such person has an exemption from the payment of such tax.

         Section 7.  MUTILATED OR MISSING WARRANTS.  In case any of the
Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.

         Section 8. RESERVATION OF ORDINARY SHARES. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Ordinary Shares, a number of Ordinary Shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Ordinary Shares and every subsequent transfer agent for any of the Company's Ordinary Shares issuable upon the exercise of any of the rights of purchase aforesaid is irrevocably authorized and directed at all times to reserve such number of authorized and unissued Ordinary Shares as shall be required for such purpose. The Company agrees that all Ordinary Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and nonassessable and listed on any national securities exchange upon which the other Ordinary Shares are then listed. The Company will keep a copy of this Agreement on file with the transfer agent for the Ordinary Shares and with every subsequent transfer agent for any of the Company's Ordinary Shares issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of Ordinary Shares which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Company shall certify the total aggregate amount of Warrants then outstanding, and thereafter no Ordinary Shares shall be subject to reservation in respect of such Warrants which shall have expired.

         Section 9.  WARRANT PRICE; ADJUSTMENTS.

              (i) The warrant price at which Ordinary Shares shall be
purchasable upon the exercise of the Warrants shall be $      per share, or
after adjustment as provided in this Section, shall be such price as so adjusted (the "Warrant Price").

              (ii) The Warrant Price shall be subject to adjustment from time to time as follows:

                   (I) In case the Company shall at any time after the date hereof pay a dividend in Ordinary Shares or make a distribution in Ordinary Shares, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                   (A) an amount equal to the total number of Ordinary Shares outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by

                   (B) the total number of Ordinary Shares outstanding immediately after such dividend or distribution.

                   For the purposes of any computation to be made in accordance with the provisions of this clause (I), the following provisions shall be applicable: Ordinary Shares issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution.

                   (II) In case the Company shall at any time subdivide or combine the outstanding Ordinary Shares, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                   (III) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Price has been adjusted as herein provided, the Company shall file with the holders of the Warrants a certificate signed by the President or Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment; and

                   (A) The holders of the Warrants shall not at any time be under any duty or responsibility to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a certificate having been furnished, the holders of the Warrants may conclusively rely upon the provisions of the Warrants with respect to the Ordinary Shares deliverable upon the exercise of the Warrants and the applicable Warrant Price thereof.

                   (B) Notwithstanding anything contained herein to the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.05.

              (iii) In the event that the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a subdivision of the outstanding Ordinary Shares, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (ii) of this Section by reason of such dividend or subdivision, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of Ordinary Shares outstanding is decreased by a combination of the outstanding Ordinary Shares, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to Subsection (ii) of this Section by reason of such combination, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding Ordinary Shares.

              (iv) In case of any reorganization or reclassification of the outstanding Ordinary Shares (other than a change in nominal value, or from nominal value to no nominal value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Ordinary Shares), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of Ordinary Shares and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of Ordinary Shares which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant and the date of exercise of such Warrant.

              (v) In case the Company shall at any time after the date hereof pay a dividend in Ordinary Shares or make a distribution in Ordinary Shares, then upon such dividend or distribution, the Warrant Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of Ordinary Shares outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by the total number of Ordinary Shares outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section (v), the Ordinary Shares issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution.

              (vi) In case of the dissolution, liquidation or winding up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company, by registered mail at least fifteen (15) days prior to such termination date.

              (vii) In case the Company shall, at any time prior to the expiration of the Warrants and prior to the exercise thereof, offer to the holders of its Ordinary Shares any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription, and the right of the holder thereof to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

              (viii) Any adjustment pursuant to the aforesaid provisions shall be made on the basis of the number of Ordinary Shares which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

              (ix) Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

              (x) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this

Section, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

              (xi) If at any time, as a result of an adjustment made pursuant to paragraph (iv) above, the holders of a Warrant or Warrants shall become entitled to purchase any securities other than Ordinary Shares, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained in paragraphs (ii) and (iii).

         Section 10. FRACTIONAL INTEREST. The Warrants may only be exercised to purchase full Ordinary Shares and the Company shall not be required to issue fractions of Ordinary Shares on the exercise of Warrants. However, if a Warrant holder exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the market value of the Ordinary Shares of the Company on the last trading day prior to the exercise date.

         Section 11.  NOTICES TO WARRANTHOLDERS.

              (i) Upon any adjustment of the Warrant Price and the number of Ordinary Shares issuable upon exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the holders of the Warrants, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall mail such notice to the holders of the Warrants at their addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

              (ii) In case at any time:

                   (I) the Company shall pay dividends payable in stock upon its Ordinary Shares or make any distribution (other than regular cash dividends) to the holders of its Ordinary Shares; or

                   (II) the Company shall offer for subscription pro rata to the holders of its Ordinary Shares any additional shares of stock of any class or other rights; or

                   (III) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation; or

                   (IV) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in any one or more of such cases, the Company shall give written notice in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Ordinary Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the action in question and not less than fifteen (15) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(ii).

              (iii) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its shareholders to be sent by first class mail, postage prepaid, on the date of mailing to such shareholders, to each registered holder of Warrants at his address appearing in the warrant register as of the record date for the determination of the shareholders entitled to such documents.

         Section 12. OFFICE OF THE COMPANY. The Company shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 13. RESTRICTIONS OR TRANSFERABILITY. The Warrants shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 13, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 13.

         (a) Except as otherwise provided in this Section 13, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

              "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

         (b) Notwithstanding the foregoing provision of this Section 13, the restrictions imposed by this Section 13 upon the transferability of the Warrants and the legend requirements of Subsection (a) hereof shall terminate as to any particular Warrant (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such securities may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 hereof shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

              "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
         WARRANT CONTAINED IN SECTION 13 HEREOF TERMINATED ON
         ________, ____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon.

         Section 14. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent for the Ordinary Shares or of any subsequent transfer agent for the Ordinary Shares or other Ordinary Shares issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the holders of the Warrants a statement setting forth the name and address of such transfer agent.

         Section 15. NOTICES. Any notice pursuant to this Agreement to be given by the holders of the Warrants, or by the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed as follows:

              Accent Software International Ltd.
              28 Pierre Koenig Street
              Jerusalem 91530 Israel

              Attention: Robert S. Rosenschein,
                         President and Chief Executive Officer

    and copies thereof to:
              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, New York 10153

              Attention:  Stephen M. Besen, Esq.

              Yigal Arnon & Co.
              3 Daniel Frisch Street
              Tel Aviv 64731 Israel

              Attention:  Barry P. Levenfeld, Esq.

         Any notice pursuant to this Agreement to be given by the Company to the holders of the Warrants shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the holders of the Warrants with the Company) as follows:

              IMR Fund, L.P.
              100 South Fifth Street
              Suite 2500
              Minneapolis, MN 55402
              Attention:  Mr. Roger R. Cloutier, II

         Section 16. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

         Section 17. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York applicable to agreements to be performed wholly within New York.

         Section 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

         Section 19. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the holders of the Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                        ACCENT SOFTWARE INTERNATIONAL LTD.



                        By:
                             -----------------------------------
                             Name:
                             Title:

                                      EXHIBIT A

                                  SUBSCRIPTION FORM

                    [To be executed only upon exercise of Warrant]


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Ordinary Shares of Accent Software International Ltd. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant, and requests that certificates for the shares of Ordinary Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such Ordinary Shares shall not include all of the Ordinary Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Ordinary Shares issuable hereunder be delivered to the undersigned.




                                  -------------------------------
                                  (Name of Registered Owner)



                                  -------------------------------
                                  (Signature of Registered Owner)



                                  -------------------------------
                                  (Street Address)



                                  -------------------------------
                                  (City)     (State)  (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                      EXHIBIT B

                                   ASSIGNMENT FORM


              FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Ordinary Shares set forth below:

                                            No. of
NAME AND ADDRESS OF ASSIGNEE           ORDINARY SHARES
----------------------------           ---------------



and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of Accent Software International Ltd. maintained for the purpose, with full power of substitution in the premises.


Dated:                             Print Name:
    -------------------                      --------------------
                                   Signature:
                                             --------------------

                                   Witness:
                                             --------------------


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.